Exhibit 10.1 - Business Development and Commercialization Agreement
               (VEDI PARTNERS L.L.C.)

BUSINESS DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

On this 1st day of September, 2014 (the "Effective Date"), SIGNAL ADVANCE, INC. (hereafter referred to as "SAI") whose principal offices are located at 2520 County Road 81, Rosharon, TX 77583, and VEDI Partners, L.L.C. (hereafter referred to as "ADVISORS"), whose principal offices are located at 4231 Brookridge Dr,, Fairway, KS 66205 enter into this Business Development Agreement (the "Agreement"). SAI and ADVISORS are herein referred to as "PARTIES".

WHEREAS, SAI's primary business is the development, commercialization and licensing of its proprietary Signal Advance (SA) Technology which offsets signal detection and processing delays associated with a variety of physical sensors and thereby improves performance in control, intervention, and/or signal transmission systems; and

WHEREAS, SAI desires to retain the services of ADVISORS due to ADVISORS's special expertise in medical and other markets worldwide; and

WHEREAS, ADVISORS has also demonstrated special skills in providing other deliverables and services as set forth in this Agreement; and

WHEREAS, ADVISORS desires to provide to SAI the deliverables and services as set forth in this Agreement.

NOW THEREFORE, the parties agree to the following terms and conditions:
1. Services. This Business Development and Commercialization Agreement (the "Agreement") is intended to serve as the agreement between the PARTIES authorizing ADVISORS to provide to SAI the services described herein, to the extent they shall be requested by SAI. It is the PARTIES' understanding that SAI desires to retain the services of ADVISORS, to act as its non-exclusive independent advisors in assisting SAI to attain the objectives as set forth in this Agreement. During the term of this Agreement, ADVISORS's primary responsibilities will be to assist SAI in business development/expansion through licensing, commercialization and establishment of strategic partnerships.

ADVISORS hereby agrees to use its best efforts to pursue and attain, for the benefit of SAI, the following goals:

a. To identify and evaluate new business and market opportunities for SA Technology and its related intellectual property (IP);
b. To identify specific licensing/commercialization opportunities and develop strategies to pursue same;
c. To evaluate, prepare and disseminate descriptive information and present material on SA Technology/IP to prospective licensees and/or strategic partners;
d. To identify activities related to licensing/commercialization strategies and opportunities with other professionals including physician and hospital groups, medical institutions, medical equipment development and manufacturing firms;
e. To negotiate and secure agreements for the licensing or assignment of IP rights related to SA Technology with various targeted new business projects (including private, public and governmental opportunities)\
f. To assist in furthering the financial and business objectives of SAI;
g. To provide periodic (not less than bi-weekly) reporting of activities/ progress to contact(s) as designated by SAI.

Pursuant to the terms of this Agreement, ADVISORS's responsibilities/pursuits are not specifically limited to medical applications/markets. Accordingly, ADVISORS is free to pursue the goals listed above, on behalf of and for the benefit of SAI, for non-medical markets.

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2. Compensation. In consideration of ADVISORS's agreement to provide the services and deliverables described above, SAI agrees as follows:

a. SAI shall issue to ADVISORS, or its designee, a non-refundable retainer fee of Two Hundred Thousand (200,000) shares of SAI Common Stock immediately upon execution of this Agreement. These shares are non-refundable, earned upon receipt, non-assessable and non-accountable.
b. SAI shall issue an additional One Hundred Thousand (100,000) shares of SAI Common Stock to ADVISORS upon completion of mutually agreed milestone/goals of the PARTIES, for the period beginning on the effective date of this agreement and continuing through December 31, 2014 as detailed in Exhibit A (attached hereto and incorporated by reference). These shares shall be fully vested on completion/attainment of the agreed upon milestones/goals.
c. Subsequent three (3) month period of time renewal payments of One Hundred Thousand (100,000) shares shall be payable based on the completion by ADVISORS of mutually agreed milestone/goals set per calendar quarter as detailed in additional Exhibits (to be attached hereto and incorporated by reference). Milestones/goals will be negotiated in good faith and will take into consideration the prevailing market price for SAI Common Stock. These shares shall be fully vested on completion or attainment of said milestones/goals.
d. ADVISORS will be paid additional compensation, as a direct fee or comparable equity, equivalent to six percent (6.0%) of the GROSS revenues received by SAI, from any and all licensing agreements, assignment, consulting and/or development agreements which include terms acceptable to SAI. Such agreements must be initiated by ADVISORS, and negotiated and executed by SAI, or its representatives, for the sole and direct benefit of SAI.
e. A Performance Bonus/Success Fee will be negotiated in good faith in a separate agreement by both PARTIES to this Agreement and attached as an Addendum to this Agreement.
f. ADVISORS may, from time to time, identify to SAI in writing, such assignees who shall receive all or any portion of the fees to be paid by SAI as provided herein. Provided, however, any and all such fees shall be reported to all local, state and federal authorities as having been paid to ADVISORS. The PARTIES agree ADVISORS may withdraw from representation of SAI if any of the compensation stated herein is not paid in accordance with this Agreement. Compensation defined herein is agreed and acknowledged by the PARTIES to be fair and equitable for the services rendered

3. Expenses. ADVISORS shall be solely financially responsible for the payment of any and all compensation, benefits and taxes paid to any and all professionals and such other parties employed by ADVISORS to assist with its performance of this Agreement. ADVISORS shall be solely responsible for the payment of any and all customary and ordinary expenses incurred by any of its employees and/or third party independent agents, including but not limited to the total cost for all meals, travel, lodging and incidental expenses incurred by representatives of ADVISORS in carrying out the responsibilities of ADVISORS and delivering the agreed upon goals as described in this Agreement. Provided, however, ADVISORS may be reimbursed for all, or any portion of, such expenses only upon the prior written approval of SAI that SAI has specifically authorized reimbursement for during the term of this Agreement. If any such specifically authorized expenses have been approved by SAI for reimbursement, then within thirty (30) days after receipt of an invoice by ADVISORS for any and all such direct out-of-pocket expenses, including any professional fees incurred by ADVISORS in connection with the performance of this Agreement, ADVISORS shall send a copy of such invoice(s) to SAI with a request for reimbursement. Failure of ADVISORS to tender the copies of any such invoices within the thirty (30) period of time after receipt of same will nullify any requirement of SAI to provide reimbursement to ADVISORS for such expense(s).

4. Non-Exclusivity. This Agreement is a non-exclusive agreement such that SAI retains the right, at all times, to seek and contract for the same or similar services related to licensing, commercialization and strategic partnerships involving SA Technology/IP from any other party or parties without the prior notice, approval or consent of ADVISORS.

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5. Term. The initial term of this Agreement shall be for a period of one (1)
year from the Effective Date of this Agreement.

6. Termination. Either party may terminate this Agreement, except for the Surviving Provisions as hereinafter defined (the "Early Termination") by giving the other party at least thirty (30) days prior written notice of such Early Termination. If either party considers the other to be in breach of a material provision of this Agreement, the party will provide written notice of such alleged breach and allow the other party thirty (30) days from and after the date of receipt of the notice to cure the putative breach. In the event the noticed party fails to cure the putative breach of contract within thirty (30) days of receipt of the notice, the noticing party may terminate this Agreement as a result of such breach. Notwithstanding any termination or expiration of this Agreement: (a) Sections 2, 5, 8 and 9 shall survive any termination or expiration of this Agreement along with any other provisions of this Agreement which expressly, or by implication, survive termination or expiration (collectively the "Surviving Provisions").

7. Notices. Notices to the parties under this Agreement shall be served, in writing, to the persons and/or entities at the address set forth below for each party:

For SAI: Signal Advance, Inc.        For ADVISORS: VEDI Partners, LLC
         2520 County Road 81                       4231 Brookridge Dr
         Rosharon, TX 77583                        Fairway, KS 66205

8. Confidentiality and Non-Circumvention. In connection with this Agreement, the term "Confidential Information" means (i) confidential business or technical information or data of SAI that is competitively and commercially valuable to SAI and not generally known, or available by legal means, to the public or to any competitors of SAI or (ii) materially non-public information about SAI, which, in either case, is somehow clearly marked or identified in writing as being Confidential Information. ADVISORS agrees that during the term of this Agreement, whether the initial term or any renewal periods, unless SAI has consented in writing, or unless otherwise required by law, by a court or by any federally recognized agency of the United States government, ADVISORS will not reveal or disclose any such Confidential Information to any third party, except to utilize such Confidential Information in a manner consistent with customary industry practices in connection with the provision of services under this Agreement. Following the termination of this Agreement, all such non-public Confidential Information in ADVISORS's possession will be promptly returned to SAI.

Following the termination of this Agreement and this engagement any and all materials in all mediums, including any and all copies of such materials held or retained by ADVISORS, including but not limited to, contracts, agreements, letters of intent, memorandums, marketing materials, strategies, scenarios, financial models etc, developed by ADVISORS for SAI associated with performance of ADVISORS's primary responsibilities described in Paragraph 1 will remain the intellectual property of SAI, will be promptly delivered to SAI and will not be used by ADVISORS without the express written consent of SAI.

Furthermore, all terms and conditions of this Agreement shall remain confidential and not be disclosed to third parties unless required by Court Order.

During the term hereof, SAI and its duly authorized representatives agree they will not compete with ADVISORS with respect to any items identified or revealed in the Confidential Information provided by ADVISORS.

Neither the previous paragraph nor any restriction, non-disclosure or use limitation or other obligation contained in this Agreement shall apply to any information, data or item of any kind which is: (i) in the public domain, through no action of the PARTIES; (ii) already known by the PARTIES; (iii) disclosed to the PARTIES by any person or entity not known by the PARTIES to be under an obligation of confidentiality to the PARTIES; or (iv) independently developed or derived by the PARTIES.

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In connection with this Agreement, the term "Non-Circumvention" means that during the term of this Agreement:
a. SAI shall not solicit any officer, director, employee or associate of ADVISORS for any type of business relationship without notifying ADVISORS.
b. SAI will notify ADVISORS if it makes any contact with, communicates with, deals with or otherwise becomes involved in any transaction(s) with any person, entity, association, banking or lending institutions, trusts, Sovereign Trust, corporations, companies, or individuals, lenders or any third party which are, or were, directly or indirectly located, identified or introduced by ADVISORS to SAI.
c. SAI will not engage in any effort to circumvent ADVISORS in an attempt to gain fees, commissions, remunerations, financing or considerations to the benefit of SAI or to exclude ADVISORS of such a benefit.
d. SAI agrees that should discussions initially fail, for any reason, to result in a mutually acceptable licensing agreements, assignments and/or consulting and/or development agreements with any party or parties introduced by ADVISORS to SAI, but, subsequently, SAI is thereafter successful in reaching a licensing agreement with any such entity within two (2) years after the date of the initial introduction by ADVISORS, then any and all fees due to be paid to ADVISORS from any such transaction shall not be waived or forfeited by ADVISORS unless specifically stated in writing and agreed to by all PARTIES.
e. SAI agrees that if any resulting transaction, which was initiated by ADVISORS, is subsequently presented by a third party to SAI, SAI will notify third party and ADVISORS of such presentation and that SAI has prior knowledge of such entity or person. SAI agrees that it will not, without first notifying ADVISORS, attempt to contact or solicit any party or parties introduced to SAI by ADVISORS for a period of two (2) years following the original introduction of such parties by ADVISORS, provided SAI established no beneficial or material business relationship with said party or parties during the term of this Agreement.

9. Indemnification. In further consideration of ADVISORS executing this Agreement and agreeing to perform the services and provide the deliverables pursuant hereto, SAI agrees to indemnify and hold harmless ADVISORS and each of its directors, officers, advisors, employees and controlling persons of and from negligence of SAI and each of its directors, officers, advisors, employees and controlling persons. The provisions of this Section 9 shall survive any expiration or termination of this Agreement and shall be binding upon any and all successors or assigns of SAI. Notwithstanding any other provision to the contrary in this Agreement, ADVISORS shall be solely liable for its own negligence, including gross negligence, for any act or action of any of its officers, directors, employees, managers, members, attorneys, accountants, consultants and other advisors, who are, or may be deemed to be, in violation of any local, state or federal law or regulation as a result of such actions.

10. General Provisions.
a. SAI is a sophisticated business enterprise with competent internal financial advisors and legal counsel, and SAI has entered into this Agreement with ADVISORS for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations as set forth herein are contractual in nature. Accordingly, SAI disclaims any intention to impose fiduciary obligations on ADVISORS by virtue of this Agreement and ADVISORS shall not be deemed to have any fiduciary duties or obligations to any prospects, other business entities or SAI, or their respective officers, directors, shareholders, affiliates or creditors, as a result of this Agreement or the services to be provided pursuant hereto. SAI agrees that any agreement as contemplated by this Agreement shall contain language which reflects that the other parties to the transaction relied solely upon their own independent investigation and counsel before deciding to enter into the contemplated transaction.

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b. ADVISORS is a sophisticated business enterprise with competent internal financial ADVISORSs and legal counsel, and ADVISORS has entered into this Agreement with SAI for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations as set forth herein are contractual in nature. Accordingly, ADVISORS disclaims any intention to impose fiduciary obligations on SAI by virtue of this Agreement and SAI shall not be deemed to have any fiduciary duties or obligations to any prospects, other business entities or ADVISORS, or their respective officers, directors, shareholders, affiliates or creditors, as a result of this Agreement or the services to be provided pursuant hereto. ADVISORS acknowledges that any agreement as contemplated by this Agreement shall also contain language which reflects that the other parties to the transaction relied solely upon their own independent investigation and counsel before deciding to enter into the contemplated transaction.
c. ADVISORS may perform additional agreed upon services to support the goals of SAI. If such services are outside the scope of this Agreement then the services, and any fees to be paid in connection with those services, will be governed by separate agreements between the PARTIES.
d. Both PARTIES shall have the right, subsequent to receipt of any letter of intent or the closing of any licensing agreement, assignment, consulting and/or development agreement or any other related commercialization or strategic partnership agreement, to place notices, press releases or advertisements at its own cost in financial and other newspapers and journals describing its services hereunder, unless precluded from doing so in writing as a condition of the letter of intent or agreement.
e. This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall together constitute one instrument. Electronic signatures may also be used to execute this Agreement.
f. In conjunction with the terms of this Agreement as set forth herein, SAI agrees to provide, to the best of its ability, its assistance and so much information as may be reasonably required by ADVISORS to initiate discussions of SA Technology with those qualified parties who indicate a legitimate interest in entering into licensing agreements with SAI. In connection with ADVISORS's services, SAI will use its best efforts to furnish to ADVISORS such information and data relating to SAI as ADVISORS may reasonably request to present a concise understanding of the SA Technology. SAI recognizes and confirms that ADVISORS, in the performance of its services hereunder: (i) may rely upon such information received from SAI and its other advisors or prospects, without independent verification by ADVISORS; and (ii) does not assume responsibility for the accuracy or completeness of such information received from SAI, its advisors or prospects whether or not ADVISORS makes an independent verification thereof.
g. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
h. All claims arising out of the interpretation, application or enforcement of this Agreement, including, without limitation, any breach hereof, shall be settled by final and binding arbitration in Brazoria County, Texas, in accordance with the commercial rules then prevailing as set forth by the American Arbitration Association by a panel of three (3) arbitrators appointed by a duly authorized representative of the American Arbitration Association. Alternatively, SAI and ADVISORS may each select one arbitrator, and the two selected arbitrators shall then select the third arbitrator to hear the case as between the PARTIES. The majority decision of the three (3) arbitrators shall be binding on SAI and ADVISORS and may be entered and enforced in any court of competent jurisdiction by either party as a final judgment. The arbitration shall be pursued and brought to conclusion as rapidly as is possible. SAI AND ADVISORS EACH WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT BETEEN SAI AND ADVISORS PURSUANT TO, OR THE PEREFORMANCE BY ADVISORS, OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

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i. All ADVISORS' services and deliverables shall be provided on a best efforts basis and are based on ADVISORS' experience and expertise. There are no guarantees, warranties or representations of any kind that ADVISORS' advice or services will produce any specific results for the benefit of SAI. Actual results may substantially and materially differ from those suggested by ADVISORS. For the avoidance of doubt, nothing in this Agreement shall be construed to require or permit ADVISORS to engage in the offer or sale of any of SAI's securities or otherwise act as a selling advisor, marketing advisor, solicitor or finder for SAI or the interests to be offered. ADVISORS shall not engage in any activity that would require ADVISORS to register as a broker dealer or investment advisor.
j. SAI and ADVISORS each acknowledge that they have had a sufficient amount of time for this Agreement to be reviewed by their respective legal counsel as well as their governing boards prior to executing the Agreement.
k. The execution and delivery by the PARTIES to this Agreement does not, to the best of their knowledge and belief, conflict with, constitute a breach of, or result in a default hereunder, of any State, Federal or International laws that might or could affect this Agreement. Furthermore, both PARTIES agree to comply with all State, Federal or International laws. However, notwithstanding any provisions to the contrary, both PARTIES agree that each has a duty to perform its obligations under this Agreement with care, and with a duty of loyalty because of their special relationship of good faith and fair dealing as agreed upon between the PARTIES.

11. Severability. If any one or more of any of the provisions of this Agreement are held invalid for any reason, such invalidity shall not affect any other provision or the intent of this Agreement.

12. This Agreement constitutes the entire agreement and understanding between the PARTIES regarding the subject matter contained herein and supersedes any and all prior, contrary agreements and understandings, whether oral or written, relating to the subject matter of this Agreement. All contemporaneous oral or written communications or agreements between the PARTIES regarding the subject matter contained herein are merged into this Agreement and may not be considered outside the scope of this Agreement. This Agreement may not be modified, changed or amended in any manner, and none of the provisions of this Agreement shall be waived or extended except by written express agreement, signed by duly authorized representatives for both PARTIES to this Agreement.

13. Effective Date: The effective date of this agreement is September 1, 2014.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date, by their duly authorized representatives.


SIGNAL ADVANCE INC.                     VEDI PARTNERS, L.L.C.

By:    /s/ Chris M. Hymel               By:    /s/ Christopher R. Raney
Name:  Chris M. Hymel                   Name:  Christopher R. Raney
Title: President                        Title: Principal

                                        By:    /s/Eric J. Schlote
                                        Name:  Eric J. Schlote
                                        Title: Principal





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